Exhibit 8

Listing of principal subsidiary, joint venture and associated undertakings

Principal Subsidiary Undertakings

Incorporated and operating in	% held	Products and services
Europe Materials

Britain & Northern Ireland
Northstone (NI) Limited (including Farrans, Ready Use Concrete, R.J. Maxwell & Son, Scott)	100	Aggregates, readymixed concrete, mortar, coated macadam, rooftiles, building and civil engineering contracting
Premier Cement Limited	100	Marketing and distribution of cement
T.B.F. Thompson (Properties) Limited	100	Property development

Finland
Finnsementti Oy	100	Cement
Lohja Rudus Oy Ab	100	Aggregates and readymixed concrete

Ireland
Irish Cement Limited	100	Cement
Premier Periclase Limited	100	High quality seawater magnesia
Roadstone-Wood Group
Clogrennane Lime Limited	100	Burnt and hydrated lime
John A. Wood Limited	100	Aggregates, readymixed concrete, concrete blocks and pipes, asphalt, agricultural and chemical limestone and contract surfacing
Ormonde Brick Limited	100	Clay brick
Roadstone Dublin Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing and concrete blocks
Roadstone Provinces Limited	100	Aggregates, readymixed concrete, mortar, coated macadam, asphalt, contract surfacing, concrete blocks and rooftiles

Poland
Bosta Beton Sp. z o.o.*	90.30	Readymixed concrete
Cementownia Rejowiec S.A.	100	Cement
Drogomex Sp. z o.o.*	99.94	Asphalt and contract surfacing
Faelbud S.A.*	100	Readymixed concrete, concrete products and concrete paving
Grupa Ozarów S.A.	100	Cement
Grupa Prefabet S.A.*	100	Concrete products
Kujawy Wapno Sp. z o.o.*	99.72	Production of lime and lime products
Masfalt Sp. z o.o.*	100	Asphalt and contract surfacing
O.K.S.M.	99.91	Aggregates
Polbet B-Complex S.A.*	100	Readymixed concrete and concrete paving
Prefabet Dlugi Kat S.A.*	99.82	Concrete products
ZPW Trzuskawica S.A.	99.72	Production of lime and lime products

Spain
Beton Catalan Group
Beton Catalan s.a.	100	Readymixed concrete
Cabi s.a.	99.99	Cementitious materials
Cantera de Aridos Puig Broca s.a.	99.81	Aggregates

Incorporated and operating in	% held	Products and services
Europe Materials continued

Explotacion de Aridos Calizos s.a.	100	Aggregates
Formigo i Bigues s.a.	99.81	Aggregates
Formigons Girona s.a.	100	Readymixed concrete and precast concrete products
Suberolita s.a.	100	Readymixed concrete and precast concrete products
Tamuz s.a.	100	Aggregates

Switzerland
JURA-Holding	100	Cement, aggregates and readymixed concrete

Ukraine
Podilsky Cement	98.88	Cement

Europe Products & Distribution

Austria
Quester Baustoffhandel GmbH	100	Builders merchants

Belgium
Concrete Products
Douterloigne nv	100	Concrete floor elements, pavers and blocks
Ergon nv	100	Precast concrete structural elements
Klaps nv	100	Concrete paving, sewerage and water treatment
Marlux nv	100	Decorative concrete paving
Omnidal nv	100	Precast concrete structural elements
Remacle sa	100	Precast concrete products
Schelfhout nv	100	Precast concrete wall elements
Building Products
Plakabeton nv	100	Construction accessories
Portal sa	100	Glass roof structures
Distribution
Van Neerbos Bouwmarkten nv	100	DIY stores
Clay Products
Steenhandel J. De Saegher nv	100	Clay brick factors

Britain & Northern Ireland
Concrete Products
Forticrete Limited	100	Concrete masonry products and rooftiles
Clay Products
Ibstock Brick Limited	100	Clay brick manufacturer
Kevington Building Products Limited	100	Specialist brick fabricator
Manchester Brick & Precast	100	Brick-clad precast components
Building Products
Airvent Systems Services Limited	100	Smoke ventilation systems and services

Incorporated and operating in	% held	Products and services
Europe Products & Distribution continued

Broughton Controls Limited	100	Access control systems
Cox Building Products Limited	100	Domelights, ventilation systems and continuous rooflights
CRH Fencing Limited	100	Security fencing
EcoTherm Insulations Limited	100	PUR/PIR insulation
Geoquip Limited	100	Perimeter intrusion detection systems
Springvale EPS Limited	100	EPS insulation and packaging

Denmark
Betonelement A/S	100	Precast concrete structural elements
ThermiSol A/S	100	EPS insulation

Estonia
ThermiSol OÜ	100	EPS insulation

Finland
ThermiSol Oy	100	EPS insulation

France
Building Products
Heda sa	100	Security fencing
Heras Clôture sarl	100	Temporary fencing
Laubeuf sas	100	Glass roof structures
Plakabeton sa	100	Construction accessories
Concrete Products
BMI sa	99.82	Precast concrete products
Stradal sas	100	Landscape, utility and infrastructural concrete products
Distribution
Buscaglia sas*	100	Builders merchants
Matériaux Service sas	100	Builders merchants
Raboni sas*	100	Builders merchants

Germany
Concrete Products
EHL AG	100	Concrete paving and landscape walling products
Clay Products
AKA Ziegelgruppe GmbH	100	Clay brick, pavers and rooftiles
Building Products
Adronit GmbH	100	Security fencing and access control
Brakel Aero GmbH	100	Rooflights, glass roof structures and ventilation systems
EcoTherm GmbH	100	PUR/PIR insulation
Gefinex GmbH	100	XPE insulation
Greschalux GmbH	100	Domelights and ventilation systems
Heras SKS GmbH	100	Security fencing
JET Tageslicht und RWA GmbH	100	Domelights, ventilation systems and continuous rooflights

Incorporated and operating in	% held	Products and services
Europe Products & Distribution continued

Magnetic Autocontrol GmbH	100	Vehicle and pedestrian access control systems
Syncotec GmbH	100	Construction accessories
Unidek GmbH	100	EPS insulation

Ireland
Aerobord Limited	100	EPS insulation and packaging

Netherlands
Concrete Products
Alvon Bouwsystemen bv	100	Precast concrete structural elements
Calduran bv	100	Sand-lime bricks and building elements
De Ringvaart bv	100	Concrete piles and foundations
Dycore bv	100	Concrete flooring elements
Heembeton bv	100	Precast concrete structural elements
Kellen bv	100	Concrete paving products
Struyk Verwo bv	100	Concrete paving products
Clay Products
Kleiwarenfabriek Buggenum bv	100	Clay brick manufacturer
Kleiwarenfabriek De Bylandt bv	100	Clay bricks and pavers
Kleiwarenfabriek De Waalwaard bv	100	Clay brick manufacturer
Kleiwarenfabriek Façade Beek bv	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Kessel bv	100	Clay brick manufacturer
Kleiwarenfabriek Joosten Wessem bv	100	Clay brick manufacturer
Kooy Bilthoven bv	100	Clay brick factors
Leebo bv	100	Designer, manufacturer and installer of façade and roofing systems
Building Products
Arfman Hekwerk bv	100	Producer and installer of fauna and railway fencing solutions
BIK Bouwprodukten bv	100	Domelights and continuous rooflights
Brakel Atmos bv	100	Glass roof structures, continuous rooflights and ventilation systems
EcoTherm bv	100	PUR/PIR insulation
Heras Nederland bv	100	Security fencing and perimeter protection
Mavotrans bv	100	Construction accessories
Unidek Group bv	100	EPS insulation
Vaculux bv	100	Domelights
Distribution
BBN Bouwmaterialen bv	100	Builders merchants
Cementbouw Detailhandel bv	100	DIY stores
CRH Bouwmaterialenhandel bv	100	Builders merchants
CRH Roofing Materials bv	100	Roofing materials merchant
De Boo Bouwmaterialen bv	100	Builders merchants
Eclips Bouwmarkten bv	100	DIY stores
Garfield Aluminium bv	100	Aluminum stockholding

Incorporated and operating in	% held	Products and services
Europe Products & Distribution continued

NVB Vermeulen Bouwstoffen bv	100	Builders merchants
Stoel van Klaveren Bouwstoffen bv	100	Builders merchants
Syntec bv	100	Ironmongery merchants
Ubbens Bouwmaterialen bv	100	Builders merchants
Van Neerbos Bouwmarkten bv	100	DIY stores
Van Neerbos Bouwmaten bv	100	Cash & Carry building materials
Van Neerbos Bouwmaterialen bv	100	Builders merchants

Poland
Clay Products
CERG Sp. z o.o.	67.55	Clay brick manufacturer
Cerpol Kozlowice Sp. z o.o.	99.60	Clay brick manufacturer
CRH Klinkier Sp. z o.o.	100	Clay brick manufacturer
Gozdnickie Zaklady Ceramiki Budowlanej Sp. z o.o.*	100	Clay brick manufacturer
Patoka Industries Limited Sp. z o.o.*	99.19	Clay brick manufacturer
Termo Organika Sp. z o.o.	100	EPS insulation

Slovakia
Premac Spol. s r.o.	100	Concrete paving and floor elements

Spain
Plakabeton sa	100	Accessories for construction and precast concrete

Sweden
ThermiSol AB	100	EPS insulation

Switzerland
Baubedarf	100	Builders merchants
Richner	100	Sanitaryware and ceramic tiles
Aschwanden AG	100	Construction accessories

Americas Materials

United States
Callanan Industries, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
CPM Development Corporation	100	Aggregates, asphalt, readymixed concrete, prestressed concrete and related construction activities
Des Moines Asphalt & Paving, Co.	100	Asphalt and related construction activities

Incorporated and operating in	% held	Products and services
Americas Materials continued

Dolomite Products Company, Inc.	100	Aggregates, asphalt and readymixed concrete
Evans Construction Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Hallett Construction Company	100	Aggregates
Hills Materials Company	100	Aggregates, asphalt, readymixed concrete and related construction activities
Michigan Materials and Aggregates Company	100	Aggregates, asphalt and related construction activities
Michigan Paving and Materials Company	100	Aggregates, asphalt and related construction activities
Nuckolls Concrete Services, Inc.	100	Readymixed concrete and related construction activities
Oldcastle Materials, Inc.	100	Holding company
Oldcastle Materials Southeast, Inc.	100	Aggregates
Oldcastle SW Group, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pennsy Supply, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Pike Industries, Inc.	100	Aggregates, asphalt and related construction activities
P.J. Keating Company	100	Aggregates, asphalt and related construction activities
Rohlin Construction Company	100	Asphalt and related construction activities
Staker & Parson Companies	100	Aggregates, asphalt, readymixed concrete and related construction activities
The Shelly Company	100	Aggregates, asphalt and related construction activities
Stoneco, Inc.	100	Aggregates
Tilcon Connecticut, Inc.	100	Aggregates, asphalt, readymixed concrete and related construction activities
Tilcon New York, Inc.	100	Aggregates, asphalt, and related construction activities
Oldcastle Mountain Enterprises, Inc.	100	Aggregates, asphalt and related construction activities
Southern Minnesota Construction Company, Inc.	100	Aggregates, asphalt and related construction activities

Incorporated and operating in	% held	Products and services
Americas Products & Distribution

Argentina
Canteras Cerro Negro S.A.	99.98	Clay rooftiles, wall tiles and floor tiles
CRH Sudamericana S.A.	100	Holding company
Superglass S.A.	100	Fabricated and tempered glass products

Canada
Fulton Industries, Inc	100	Architectural-rated operable window and curtain wall manufacturer
Oldcastle Building Products Canada, Inc. (trading as April Industries, Décor Precast, Groupe Permacon, Oldcastle Glass and Synertech Moulded Products)	100	Masonry, paving and retaining walls, utility boxes and trenches and custom-fabricated and tempered glass products

Chile
Vidrios Dell Orto, S.A.	99.90	Fabricated and tempered glass products

United States
CRH America, Inc.	100	Holding company
Oldcastle, Inc.	100	Holding company
Oldcastle Building Products, Inc.	100	Holding company
Architectural Products group
Anchor Concrete Products, Inc.	100	Specialty masonry and hardscape products
Big River Industries, Inc.	100	Lightweight aggregate and fly-ash
Custom Surfaces, Inc.	100	Custom fabrication and installation of countertops
Dixie Cut Stone & Marble, Inc.	100	Distributor and fabricator of specialty stone products
Glen-Gery Corporation	100	Clay brick
Jolly Gardener Products, Inc.	100	Mulch, plants and other nursery products
Northfield Block Company	100	Specialty masonry, hardscape and patio products
Oldcastle Architectural, Inc.	100	Holding company
Oldcastle APG Midwest, Inc. (trading as 4D, Akron Brick & Block, Bend Industries, Miller Material Co., Oldcastle Cleveland/Sheffield, Schuster’s Building Products)	100	Specialty masonry, hardscape and patio products
Oldcastle APG Northeast, Inc. (trading as Arthur Whitcomb, Balcon, Betco Block, Betco Supreme, Domine Builders Supply, Foster-Southeastern, Oldcastle Easton, Trenwyth Industries)	100	Specialty masonry, hardscape and patio products
Oldcastle APG South, Inc. (trading as Adams Products, Big Rock Building Products, Bosse Concrete Products, Georgia Masonry, Goria Enterprises, The Keystone Group)	100	Specialty masonry, hardscape and patio products

Incorporated and operating in	% held	Products and services
Americas Products & Distribution continued

United States
Oldcastle APG Texas, Inc. (trading as Custom-Crete, Custom Stone Supply, Eagle-Cordell Concrete Products, Jewell Concrete Products)	100	Specialty masonry and stone products, hardscape and patio products
Oldcastle APG West, Inc. (trading as Amcor Masonry Products, Central Pre-Mix Concrete Products, Oldcastle Stockton, Sierra Building Products, Superlite Block, Young Block)	100	Specialty masonry, hardscape and patio products
Oldcastle Concrete Designs, Inc.	100	Specialty concrete products
Oldcastle Greenleaf, Inc.	100	Patio products, bagged stone, mulch and soil
Oldcastle Matt Stone Holdings, Inc.	100	Patio products
Oldcastle Retail, Inc. (trading as Bonsal American, Oldcastle Stone Products)	100	Pre-mixed products and specialty stone products
Oldcastle Westile, Inc.	100	Concrete rooftile and pavers
Paver Systems, LLC	50	Hardscape products
Distribution group
Allied Building Products Corp.	100	Distribution of roofing, siding and related products; wallboard, metal studs, acoustical tile and grid
A.L.L. Roofing & Building Materials Corp.	100	Distribution of roofing and related products
Arzee Supply Corp. of New Jersey	100	Distribution of roofing, siding and related products
Atlantic Building Materials, Inc.	100	Distributor of wallboard, metal studs, acoustical tile and grid
Global Building Supply Company, Inc.	100	Distributor of wallboard, metal studs, acoustical tile and grid
G.W. Killebrew Co., Inc.	100	Distributor of wallboard, metal studs, acoustical tile and grid
Glass group
Oldcastle Glass, Inc.	100	Custom fabricated and tempered glass products
Southwest Aluminium Systems, Inc.	100	Architectural aluminum store fronts and doors
Precast group
Oldcastle Precast, Inc (trading as AFCO Precast, Amcor Precast, Brooks Products, Cayuga & Kerr Concrete Pipe, Chase Precast, Christy Concrete Products, Cloud Concrete, Contractors/Engineers Supply, Mega Cast, NC Products, Packaged Systems, Rotondo Precast, Strescon Industries, Superior Concrete, Utility Vault, Vanguard Precast, White Supply)	100	Precast concrete products, concrete pipe, prestressed plank and structural elements

*	Audited by firms other than Ernst & Young

The principal joint venture and associated undertakings are listed below:

Incorporated and operating in	% held	Products and services
Principal Joint Venture Undertakings

Europe Materials

Ireland
Kemek Limited*	50	Commercial explosives

Portugal
Secil-Companhia Geral de Cal e Cimento, S.A.*	48.99	Cement, aggregates, concrete products, mortar and readymixed concrete
Europe Products & Distribution

Belgium
Gefinex Jackon nv	49	XPS insulation

France
Doras sa*	57.85	Builders merchants

Germany
Bauking AG	47.82	Builders merchants, DIY stores
Gefinex Jackon GmbH*	49	XPS insulation

Ireland
Williaam Cox Ireland Limited	50	Glass constructions, continuous rooflights and ventilation systems

Netherlands
Bouwmaterialenhandel de Schelde bv	50	DIY stores
Cementbouw bv*	45	Cement, transport and trading, readymixed concrete and aggregates

Portugal
Modelo Distribuição de Materiais de Construção sa*	50	Cash & Carry building materials

America Materials

United States
Bizzack, LLC*	50	Construction
Boxley Aggregates of West Virginia, LLC	50	Aggregates
Cadillac Asphalt, LLC*	50	Asphalt
Scioto Materials, LLC*	50	Asphalt

America Products & Distribution

United States
Landmark Stone Products, LLC	50	Veneer stone

*	Audited by firms other than Ernst & Young

Incorporated and operating in	% held	Products and services
Principal Associated Undertakings

Europe Materials

Israel
Mashav Initiating and Development Limited	25	Cement

Spain
Corporación Uniland*	26.30	Cement, aggregates, readymixed concrete and mortar

Europe Products & Distribution

France
Groupe SAMSE*	23.39	Builders merchants, DIY stores

America Materials

United States
Buckeye Ready Mix, LLC*	45	Readymixed concrete

*	Audited by firms other than Ernst & Young